EXHIBIT 10.5

EXHIBIT A

AMENDMENT NUMBER 7
TO THE
URS FEDERAL TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN
(2007 Restatement)

The URS Federal Technical Services, Inc. Employees Retirement Plan, as restated effective January 1, 2007, is hereby amended effective as follows:

1.	Effective January 7, 2010, the Plan is amended as follows:

(a)	The name of the Plan is hereby changed from “EG&G Technical Services, Inc. Employees Retirement Plan” to “URS Federal Technical Services, Inc. Employees Retirement Plan.”

(b)	The following is hereby added to the end of the final paragraph in the “Introduction”:

Effective January 7, 2010, EG&G Technical Services, Inc. changed its name to “URS Federal Technical Services, Inc.”  As a result, the name of the Plan has been changed to “URS Federal Technical Services, Inc. Employees Retirement Plan.”

(c)	Except for the references in the “Introduction,” all references to “EG&G Technical Services, Inc.” are hereby changed to “URS Federal Technical Services, Inc.”

(d)
Except for the references in the “Introduction,” all references to “EG&G Technical Services, Inc. Employees Retirement Plan” are hereby changed to “URS Federal Technical Services, Inc. Employees Retirement Plan.”

(e)	All references to “EG&G Technical Services, Inc. Savings Plan” are hereby changed to “URS Federal Technical Services, Inc. Savings Plan.”

(f)	All references to “EG&G Technical Services, Inc. Retiree Health Plan” are hereby changed to “URS Federal Technical Services, Inc. Retiree Health Plan.”

2.	Effective January 1, 2007, Section 4.3(a) of the Plan is amended by the addition of a final paragraph to read as follows:

If an Employee dies while on an approved leave of absence on account of military service that is otherwise protected by applicable Federal Veterans Reemployment Rights laws then, for the purposes of this Section 4.3(a), that Employee shall be treated as if he or she had returned to Service and then died, but only if the individual’s death occurs after December 31, 2006 and within the period the individual’s reemployment rights are protected by such laws.

i

3.
In order to clarify the status of a non-spouse beneficiary as a Distributee, for purposes of the changes in the rollover provisions in Section 5.5 of the Plan by Amendment Number 5 to the 2007 Restatement, Section 5.5(d) of the Plan is amended in its entirety to read as follows, effective January 1, 2010:

(d)	Distributee

A “Distributee” includes:

(i)    an Eligible Employee or former Eligible Employee;

(ii)   an Eligible Employee or former Eligible Employee’s surviving spouse:

(iii)  an Eligible Employee or former Eligible Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) with regard to the interest of that spouse or former spouse; and

(iv)  subject to the limitations set forth in subsection (c) above, an Eligible Employee or former Eligible Employee’s non-spouse Beneficiary.

URS Federal Technical Services, Inc.

Dated:	By:	/s/ H. Thomas Hicks

	Title:	CFO

ii